UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report

November 7, 2003

Republic Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Florida	0-27652	59-3347653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Second Avenue N.E., St. Petersburg, FL	33701
(Address of principal executive offices)	(Zip Code)

(727)-823-7300

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report)

Item 12.	Disclosure of Results of Operations and Financial Condition

On October 20, 2003, Republic Bancshares, Inc. (the “Company”) issued a press release describing the Company’s results of operations and financial position for its third quarter ended September 30, 2003. On the same date, such press release was filed with the Securities and Exchange Commission on a Current Report on Form 8-K.

On October 29, 2003, the Financial Accounting Standards Board (“FASB”) announced that it had changed its recent determination to implement certain provisions of SFAS No. 150 – “Accounting for Certain Financial Investments with Characteristics of Both Liabilities and Equity” and that any final implementation of SFAS No. 150 was indefinitely deferred. As then required, the Company’s October 20, 2003 press release reflected the implementation of SFAS No. 150. FASB directed that companies that had issued financial statements implementing SFAS No. 150 prior to their recent announcement reissue their financial statements to not reflect the implementation of SFAS No. 150. Accordingly, the Company subsequently updated portions of its October 20, 2003 press release by issuing an updated press release on November 7, 2003, a copy of which is attached as Exhibit 99.2 to this report.

The Company emphasized that its results of operations for the three and nine month periods ended September 30, 2003 were unchanged; this change is limited solely to the categorization of items on the balance sheet and statement of operations. Previously, the Company had accounted for the outstanding issue of trust preferred securities from its wholly-owned subsidiary, RBI Capital Trust I, on the balance sheet and income statement as a minority interest. Under SFAS No. 150, that presentation would have been changed such that the Company’s consolidated balance sheet would have reflected the trust preferred security from the subsidiary as a liability and the consolidated income statement would have reflected the cost of the issue as interest expense. With the deferral of certain provisions of SFAS No. 150, the minority interest presentation has been restored. The accompanying financial results are an update to the press release of October 20, 2003.

The information furnished herewith pursuant to Item 12 of this Current Report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Exhibit Number	Description of Exhibit

99.1	Press Release issued October 20, 2003

99.2	Press Release issued November 7, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC BANCSHARES, INC. (Registrant)

November 7, 2003	By:	/s/ William R. Falzone

William R. Falzone, V.P. & Treasurer